EXHIBIT 99.1

SoundBite Communications Reports Second Quarter 2011 Financial Results

Revenues of $9.6 Million Exceeded Guidance Range; Acquisition of SmartReply Accelerates Mobile Growth Initiative

BEDFORD, Mass., Aug. 3, 2011 (GLOBE NEWSWIRE) -- SoundBite Communications, Inc. (Nasdaq:SDBT) today announced its financial results for the second quarter 2011. Second quarter revenues, computed in accordance with U.S. generally accepted accounting principles (GAAP), were $9.6 million,  a 4% sequential increase and a decrease of 2% compared to the same quarter in 2010. Net loss was $236,000 for the second quarter of 2011, or a net loss per share of $0.01, versus a net loss of $1.1 million or a net loss per share of $0.07 in the second quarter of 2010. Included in the second quarter results is a one-time, non-cash tax benefit related to the acquisition of the key assets and certain liabilities of SmartReply. On a non-GAAP basis, excluding the one-time tax benefit, non-cash stock compensation expense, severance expense, and amortization of intangibles net loss per share was $0.04 in the second quarter compared to a net loss per share of $0.05 in the same quarter in 2010.

"On the financial front, we were pleased to have exceeded our revenue expectations in the second quarter, due in part to SmartReply overachieving revenue expectations during the short time on board," stated Jim Milton, president and CEO of SoundBite Communications. "With improved visibility, and the strength of the SmartReply revenue stream, we are providing an outlook for the second half of 2011 and reaffirming our intent to reach non-GAAP profitability in the fourth quarter."

Milton continued, "In addition to our solid financial performance, we had a very busy and productive second quarter and were able to advance many of our strategic initiatives. During the quarter we completed the acquisition of the key assets and certain liabilities of SmartReply, thereby advancing our position in mobile marketing and significantly expanding our penetration in the retail vertical. We introduced our cloud-based preference management platform, SoundBite Insight, during the quarter which provides organizations with the intelligence needed to optimize customer communications strategies. There are great synergies with SoundBite Insight and the SmartReply Express Consent offering. In addition, we completed a major enhancement to our Hosted Dialer in the second quarter which we released to the market in early July. These accomplishments and offerings are building excitement in the market, as evidenced in our pipeline, and we are excited to extend our reach in these markets."

Recent Highlights

  Acquired certain assets of SmartReply, a Mobile Marketing pioneer, creating a disruptive force in the rapidly growing mobile marketing industry.
  Introduced SoundBite Insight, our new Preference Management Platform, that enables more dynamic and intelligent communication strategies through the use of its consumer stated preferences, observed behavior and profile data.
  Unveiled significant enhancements to our Hosted Predictive Dialer Offering, providing organizations with new features for a comprehensive alternative to on-premise dialers.
  Recognized by Frost & Sullivan with their 2011 North American Frost & Sullivan Proactive Customer Communications Company of the Year Award.
  Announced completion and approval of our PCI certification for the EMEA region.

Quarterly Results

GAAP Results

Gross margin for the second quarter of 2011 was 57.4% versus 59.7% in the second quarter of 2010. Operating expenses were $6.6 million in the second quarter of 2011, which included approximately $280,000 related to M&A activities. Operating expenses as a percentage of revenues were 69.3% in the second quarter versus 71.1% in the year-earlier period.

Net loss was $236,000 for the second quarter of 2011 versus a net loss of $1.1 million in the second quarter of 2010. Net loss per share for the second quarter of 2011 was $0.01, versus a net loss per share of $0.07 in the same quarter of 2010.

Net loss in the second quarter of 2011 included a one-time tax benefit of $905,000, stock-based compensation expense of $300,000, severance costs of $94,000 and amortization of intangible assets of $86,000 associated with the Company's acquisition of SmartReply. Net loss in the second quarter of 2010 included stock-based compensation expense of $344,000 and amortization of intangibles of $13,000 associated with the Company's acquisition of Mobile Collect (see the attached table for a breakdown of stock-based compensation expense by operating statement line item).

Included in the second quarter results is the effect of the acquisition of certain assets and assumed liabilities of SmartReply on June 7, 2011. The purchase consideration is a combination of cash at closing and contingent consideration in the form of an earn-out. Cash consideration payable at closing was $3.2M, of which, $2.6 million was paid in the second quarter and the remaining $590,000 was paid early in the third quarter. The structure for the earn-out will be annual payments over the next three years. The payments will be based upon year over year revenue growth. Under purchase accounting, we estimated the fair value of the contingent consideration to be approximately $1.2 million, which is the net present value of the expected earn out of $1.7M over three years.

Non-GAAP Results

Second quarter 2011 non-GAAP net loss per share was $0.04, compared to a non-GAAP net loss per share of $0.05 for the same period in 2010. Second quarter 2011 non-GAAP net loss computations exclude the one-time tax benefit, stock compensation expense, severance expense and amortization associated with the Company's acquisition of SmartReply, compared to the exclusion of stock compensation and amortization associated with Mobile Collect in the second quarter 2010. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.

Free cash flow for the second quarter was a negative $3.0 million. Free cash flow is calculated as cash flow from operating activities, less payments of contingent purchase price payments to Mobile Collect, and purchases of property and equipment.

Third Quarter Guidance

Based on information available as of August 3, 2011, SoundBite is issuing guidance for the third quarter 2011 as follows:

For the third quarter of 2011, SoundBite currently projects revenues in the range of $10.5 million to $11.0 million and gross margin in the range of 58% to 59%. Operating expenses are expected to be approximately $7.2 million. The projection for GAAP operating loss is in the range of $1.1 million to $700,000, and on a per share basis is a net loss of $0.06 to $0.04 for the third quarter of 2011.

The non-GAAP operating projections are for an operating loss of $500,000 to $100,000. Operating loss excludes stock based compensation of approximately $300,000 and amortization of intangibles of $300,000 associated with the Company's acquisition of SmartReply. On a non-GAAP net loss basis, which excludes stock-based compensation expense, amortization of intangibles and approximately $50,000 non-cash imputed interest expense related to the contingent consideration liability expense in connection with the Company's acquisition of SmartReply, the Company projects a net loss of $0.03 to $0.01 per share. The non-GAAP projections assume a basic weighted share count of approximately 16.5 million shares for the third quarter of 2011. SoundBite expects capital expenditures to be approximately $300,000 and depreciation expense to be approximately $300,000.

Fourth Quarter Outlook

As of today, we believe fourth quarter 2011 revenues will be in the range of $11.0 million to $11.5 million. The combined ranges for the second half would imply a 15-20% growth over the first half of 2011 and includes approximately $2.5 million in contribution from SmartReply.

Webcast and Teleconference Information

The Company will host a conference call today at 5:00 p.m. ET to discuss its financial results. A live and archived webcast of the event will be available at http://ir.soundbite.com/events.cfm. A live dial-in is available in the U.S. at +1 888 350 0137 and outside the U.S. at +1 970 315 0478. A replay of the call will be available two hours after the live call until 11:59 p.m. ET on August 5, 2011 and can be accessed by dialing +1 855 859 2056 in the U.S. and +1 404 537 3406 for callers outside the U.S. and entering passcode 84917281.

Non-GAAP Measures

To supplement its statements of operations information presented in accordance with GAAP, SoundBite uses non-GAAP measures for net income or loss per share and free cash flow. In order for investors to be better able to compare its current results with those of previous periods, SoundBite has shown a reconciliation of GAAP to non-GAAP financial measures. The net income or loss per share reconciliation adjusts the GAAP net income or loss per share to exclude tax benefits related to the acquisition of SmartReply, stock compensation expense, amortization and severance expense. The free cash flow reconciliation adjusts the GAAP cash flow from operating activities to exclude contingent purchase price related to our Mobile Collect acquisition and purchases of property and equipment. SoundBite believes the presentation of these non-GAAP financial measure enhance investors' overall understanding of SoundBite's historical financial performance. The presentation of non-GAAP net income or loss per share and free cash flow is not meant to be considered in isolation or as a substitute for SoundBite's financial results prepared in accordance with GAAP and SoundBite's non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About SoundBite Communications

SoundBite Communications is a leading provider of on-demand, multi-channel proactive customer communications solutions designed to transform the way organizations communicate throughout the customer lifecycle to build trusted, lifelong and profitable relationships. Clients can leverage SoundBite's proactive customer communications offering and expertise in designing, executing and optimizing communications strategies to engage in relevant customer interactions that deliver long-term business value. Visit SoundBite.com for more information.

The SoundBite Communications, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4393

Forward-Looking Statement

This is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made under "Third Quarter Guidance," and "Fourth Quarter Outlook" are based upon SoundBite's historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite's expectations as of the date of this press release. Subsequent events may cause these expectations to change and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite's platform; disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite's service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite's revenues. These and other factors, including the factors set forth under the caption "Item 1A. Risk Factors" of Part I in SoundBite's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission, could cause SoundBite's performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

SoundBite is a registered service mark of SoundBite Communications, Inc.

(SDBT: F, G)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30,
	2011	2010	2011	2010
Revenues	$ 9,552	$ 9,752	$ 18,715	$ 19,624
Cost of revenues (1)	4,070	3,931	7,832	7,947
Gross profit	5,482	5,821	10,883	11,677
Operating expenses:
Research and development (1)	1,448	1,531	2,994	3,017
Sales and marketing (1)	3,388	3,608	6,781	7,297
General and administrative (1)	1,778	1,792	3,717	3,540
Total operating expenses	6,614	6,931	13,492	13,854
Operating loss	(1,132)	(1,110)	(2,609)	(2,177)
Other income:
Interest and other (loss) income	(9)	2	2	4
Loss before income tax benefit	(1,141)	(1,108)	(2,607)	(2,173)
Income tax benefit	905	0	905	0
Net loss	$ (236)	$ (1,108)	$ (1,702)	$ (2,173)

Net loss per common share:
Basic & Diluted	$ (0.01)	$ (0.07)	$ (0.10)	$ (0.13)
Weighted average common shares outstanding:
Basic & Diluted	16,428,793	16,330,522	16,408,925	16,323,725

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Cost of revenues	$ 11	$ 11	$ 21	$ 20
Research and development	52	85	106	116
Sales and marketing	113	102	229	232
General and administrative	124	146	253	305
	$ 300	$ 344	$ 609	$ 673

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	June 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$ 28,342	$ 34,157
Accounts receivable, net of allowance for doubtful accounts of $157 at
June 30, 2011 and $197 at December 31, 2010	7,158	6,577
Prepaid expenses and other current assets	1,850	1,183
Total current assets	37,350	41,917
Property and equipment, net	2,273	2,550
Intangible assets, net	2,725	517
Goodwill	3,800	762
Other assets	165	229
Total assets	$ 46,313	$ 45,975

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 1,187	$ 1,067
Accrued expenses	3,451	3,297
Total current liabilities	4,638	4,364

Non-current liabilities:
Other liabilities	1,535	421
Total liabilities	6,173	4,785

Stockholders' equity:
Common stock, $0.001 par value — 75,000,000 shares authorized; 16,645,809 and 1 6,576,701 shares issued at June 30, 2011 and December 31, 2010; 16,450,424 and 16,381,316 shares outstanding at June 30, 2011 and December 31, 2010	17	17
Additional paid-in capital	70,106	69,454
Treasury stock, at cost —195,385 shares at June 30, 2011 and December 31, 2010	(132)	(132)
Accumulated other comprehensive loss	(72)	(72)
Accumulated deficit	(29,779)	(28,077)
Total stockholders' equity	40,140	41,190
Total liabilities and stockholders' equity	$ 46,313	$ 45,975

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$ (1,702)	$ (2,173)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	667	993
Amortization of intangible assets	150	36
Stock-based compensation	609	673
Provision for doubtful accounts	40	30
Deferred tax asset	(905)	0
Gain on sale of equipment	(3)	0
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	60	(206)
Prepaid expenses and other current assets	(592)	322
Other assets	64	(32)
Accounts payable	(134)	185
Accrued expenses and other liabilities	(852)	118
Net cash used in operating activities	(2,598)	(54)
Cash flows from investing activities:
Cash paid related to acquisition of Mobile Collect	(309)	(228)
Cash paid related to acquisition of SmartReply	(2,559)	0
Investment in capitalized software	0	(297)
Proceeds from sale of equipment	3	0
Purchases of property and equipment	(395)	(621)
Net cash used in investing activities	(3,260)	(1,146)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	43	73
Net cash provided by financing activities	43	73
Net decrease in cash and cash equivalents	(5,815)	(1,127)
Cash and cash equivalents, beginning of period	34,157	36,322
Cash and cash equivalents, end of period	$ 28,342	$ 35,195

Supplemental disclosures of non-cash investing activities:
Property and equipment, included in accounts payable	$ 118	$ 294
Contingent cash payment to Mobile Collect, included in accrued expenses	$ 166	$ 116
Contingent consideration and consideration payable, included in accrued expenses and other liabilities	$ 1,749	$ --

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and EPS
( in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
GAAP net loss	$ (236)	$ (1,108)	$ (1,702)	$ (2,173)
Stock compensation expense	300	344	609	673
Amortization expense	86	13	95	36
Severance expense	94	--	94	--
Tax benefit	(905)	--	(905)	--
Non-GAAP net loss	$ (661)	$ (751)	$ (1,809)	$ (1,464)

Non-GAAP net loss per common share:
Basic & Diluted	$ (0.04)	$ (0.05)	$ (0.11)	$ (0.09)

Weighted average common shares used in computing Non-GAAP net loss per common share:
Basic & Diluted	16,428,793	16,330,522	16,408,925	16,323,725

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Cash Flows from Operating Activities to Non-GAAP Free Cash Flows
( in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
GAAP cash flows generated from operating activities	$ (2,747)	$ (357)	$ (2,598)	$ (54)
Contingent purchase price payments to Mobile Collect	(146)	(110)	(309)	(116)
Purchases of property and equipment	(149)	(215)	(395)	(621)
Non-GAAP free cash flows	$ (3,042)	$ (682)	$ (3,302)	$ (791)
CONTACT: IR Contact:
         Lynn Ricci
         SoundBite Communications
         +1 781-897-2696
         lricci@SoundBite.com

         Media Contact:
         Marie Ruzzo
         SoundBite Communications
         +1 781-897-2632
         mruzzo@SoundBite.com